                                                                    Exhibit 99.2

Immediate               Karen Widmayer:  Media Contact
                        (202) 729-1789
                        Stephen Walsh:  Analyst Contact
                        (202) 729-1764

                    CARRAMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2001 FINANCIAL RESULTS

                         Washington D.C. - February 8, 2002 - CarrAmerica Realty
                    Corporation (NYSE:CRE) today reported fourth quarter Funds From Operations (FFO), excluding the impairment loss of $42.2 million on our investment in HQ Global Workplaces, Inc., of $54.3 million or $0.85 per adjusted share, compared to $55.1 million or $0.75 per adjusted share in the fourth quarter of 2000, a 13.3% increase. FFO per adjusted share including the HQ Global Workplaces, Inc. impairment loss was $0.14 for the fourth quarter of 2001. FFO, excluding the impairment loss, for the twelve month period ended December 31, 2001 was $224.7 million or $3.27 per adjusted share as compared to $220.4 million or $2.96 per adjusted share for the same period in 2000, a 10.5% increase. FFO per adjusted share including the HQ Global Workplaces, Inc. impairment loss was $2.64 for 2001.

                         For the fourth quarter of 2001, loss per share from
                    operations was, including the impairment loss related to HQ Global Workplaces, Inc., $0.38 as compared to diluted earnings per share of $0.38 in the fourth quarter of 2000. Excluding the impairment loss related to HQ Global Workplaces, Inc., diluted earnings per share for the fourth quarter 2001 would have been $0.36. For the twelve months ended December 31, 2001, diluted earnings per share from operations were $0.71 compared to $1.65 for the same period a year ago. Excluding the impairment loss related to HQ Global Workplaces, Inc., diluted earnings per share for 2001 would have been $1.39. Diluted earnings per share in the year 2000 included a significant gain on sales of properties totaling $36.4 million or $0.54 per diluted share, as compared to only $3.0 million or $0.05 per diluted share in 2001.

                    CarrAmerica Announces Dividend Increase on Common Stock
                    -------------------------------------------------------

                         CarrAmerica's Board of Directors yesterday approved a
                    $.0375, or 8%, increase in the quarterly common stock dividend beginning with the common stock dividend declared yesterday for the fourth quarter 2001.

                                   -CONTINUED-

CarrAmerica Release of February 8, 2002
Page Two

     CarrAmerica President and Chief Executive Officer, Thomas A. Carr, commented, "We are pleased that CarrAmerica was able to deliver solid operating results and FFO growth in spite of the challenging office market." Mr. Carr continued, "Our significant dividend increase is intended both to signal our confidence in our ability to deliver solid growth in spite of continued softness in the office market, as well as to demonstrate our commitment to delivering value to our shareholders."

Portfolio Report
----------------

     Performance of operating properties remains strong in the fourth quarter, with average occupancy of 95.4% at December 31, 2001, down from 96.0% as of September 30, 2001.

     Same store portfolio operating income during the quarter grew 0.4% on a GAAP basis and 1.5% on a cash basis over the same period in 2000. The occupancy rate for same store properties was 96.0% in the fourth quarter of 2001 as compared to 98.4% for fourth quarter 2000.

     For the twelve months ended December 31, 2001, same store operating income grew by 1.6% on a GAAP basis and 2.0% on a cash basis over the same period in 2000. Adjusting for termination fees, same store operating income for the twelve months ended December 31, 2001 grew by 2.9%.

     For the fourth quarter, rental rates decreased 2.7% on average on the rolling leases executed during the quarter. Rental rates increased 18.6% on average on the rolling leases executed during the twelve-month period ended December 31, 2001.

Capital Markets Activity
------------------------

     In November 2001, CarrAmerica repurchased 9.2 million shares of stock from its major stockholder, Security Capital Group, Incorporated, for a total of $265.4 million or $28.85 per share utilizing funds from the Company's $500 million line of credit. In December 2001, Security Capital Group Incorporated sold the balance of their position in the Company in a $550 million secondary offering and its three designees to the Company's Board of Directors resigned in connection with that sale.

     CarrAmerica purchased an aggregate of approximately $518.5 million of its common stock to date, inclusive of the 9.2 million shares purchased from Security Capital Group Incorporated. The average price per share has been $28.93. The Company does not currently anticipate additional common stock purchases in 2002.

     In January 2002, CarrAmerica completed a $400 million offering of 7.125% senior unsecured notes, the proceeds of which were primarily used to pay down debt outstanding under its $500 million credit line.

                                   -CONTINUED-

CarrAmerica Release of February 8, 2002
Page Three

Development Update
------------------

     As of December 31, 2001, CarrAmerica and its subsidiary, CarrAmerica Development, Inc., had three projects under development in three of the Company's markets with expected total project costs of $43.1 million, of which $19.3 million had been invested as of December 31, 2001. The office development pipeline is currently 35.3% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital is expected to be approximately 10.5%.

     CarrAmerica and its subsidiary own a partial interest in six development projects totaling approximately 1.2 million square feet under development in four markets. The total cost of these projects is expected to be $314.2 million and the projects are currently 43.7% leased or committed. CarrAmerica's share of the total project costs for these developments is expected to be approximately $89.6 million and the year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.8%.

     During the fourth quarter, 172,000 square feet of office space were placed in service in two partially owned projects in which CarrAmerica owns an average of 41% with total project costs of $48.4 million and an average yield of 10.7%. For the twelve months ended December 31, 2001, CarrAmerica and its subsidiary placed in service approximately 442,000 square feet of new office space with total project costs of $80.2 million at an average yield of 12.7%. In addition, for the twelve months ended December 31, 2001, 476,000 square feet of new office space were placed in service in five partially owned projects in which CarrAmerica owns an average of 38% with total project costs of $104.9 million and an average yield of 10.8%.

CarrAmerica Earnings Estimates
------------------------------

     On Monday, February 11, CarrAmerica management will discuss earnings guidance for 2002. Based on management's view of current market conditions and certain assumptions with regard to rental rates and other projections, an expected range of fully diluted FFO per share of $3.55 - $3.62 for 2002 will be discussed. In addition, an expected range of fully diluted FFO per share of $.84
- $.86 for first quarter 2002 will be discussed.

CarrAmerica Announces Fourth Quarter Dividend
---------------------------------------------

     The Board of Directors of CarrAmerica yesterday declared a fourth quarter dividend for its common stock of $.50 per share. The dividends will be payable to common stock shareholders of record as of the close of business on February 22, 2002. CarrAmerica's common stock will begin trading ex-dividend on February 20, 2002 and the dividends will be paid on March 8, 2002.

     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The Series B Cumulative Redeemable preferred stock dividend was declared to be $.535625 per share, the Series C Cumulative Redeemable preferred stock dividend was declared to be $.534375 per

                                   -CONTINUED-

CarrAmerica Release of February 8, 2002
Page Four

share, and the Series D Cumulative Redeemable preferred stock dividend was declared to be $.528125 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on February 18, 2002. Such preferred stock will begin trading ex-dividend on February 16, 2002 and the dividends will be paid on February 28, 2002.

     The Company also announced that, solely for purposes of satisfying U.S. federal income tax withholding obligations under section 1.1445-8 of the federal income tax regulations with respect to payments to foreign stockholders, CarrAmerica will characterize a portion of each of the fourth quarter dividends described above paid to foreign stockholders as a capital gain dividend to reflect the taxable composition of its aggregate dividend payment to stockholders in 2001.

     Accordingly, CarrAmerica will characterize as a capital gain dividend $.13956 per share of the dividend for its common stock; $.13956 per share of the dividend for its Series A Cumulative Redeemable preferred stock; $.161624 per share of the dividends for its Series B Cumulative Redeemable preferred stock; $.161254 per share of the dividend for its Series C Redeemable preferred stock; and $.159362 per share of the dividend for its Series D preferred stock. This characterization is relevant only for purposes of withholding on payments to foreign stockholders and has no effects on U.S. stockholders.

CarrAmerica Fourth Quarter Webcast and Conference Call
------------------------------------------------------

     CarrAmerica will conduct a conference call to discuss 2001 fourth quarter results on Monday, February 11, 2002, at 11:00 am ET. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com.
                                                            -------------------
The phone number for the conference call is 1-800-982-3654; for local Washington, D.C. area and international participants, 703-871-3021 and 0800-022-1179 for Netherlands participants. The call is open to all interested persons. A taped replay of the conference call can be accessed immediately after the call through February 18, 2002, by dialing 1-888-266-2081 or 703-925-2533 for local Washington, D.C. area and international participants (access code 5761675 for all callers) and 0800-022-1179 for Netherlands participants.

     A copy of supplemental material on the Company's fourth quarter operations is available on the Company's web site, www.carramerica.com, or by request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C. 20006
(Telephone)  202-729-1764
E-Mail) swalsh@carramerica.com
        ----------------------

                                   -CONTINUED-

CarrAmerica Release of February 8, 2002
Page Five

     CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests in and strategic relationships with companies including e'ssention, the engine behind InfoCentre, a web-based operations and issues management platform and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs.

     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 290 operating office properties and have eight office buildings under development in six key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.
-------------------

     Estimates of FFO per share are by definition, and certain statements in this release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, the ability of the general economy to recover timely from the current economic downturn, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the Company may not control or companies in which the Company has made investments, our ability to maintain our status as a REIT for federal income tax purposes, governmental actions and initiatives, and environmental/safety requirements. For a further discussion of these and other factors that could impact the Company's future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, "The Company - Risk Factors" in the Company's Annual Report on Form 10-K.

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------
(In thousands)

                                                                   December 31,    December 31,
                                                                       2001            2000
                                                                  -------------    ------------
Assets
------
Rental property
     Land                                                          $    647,747    $    644,326
     Buildings                                                        1,857,775       1,836,214
     Tenant improvements                                                362,736         325,936
     Furniture, fixtures and equipment                                    3,789           6,844
                                                                   ------------    ------------
                                                                      2,872,047       2,813,320
     Less: Accumulated depreciation                                    (477,694)       (381,260)
                                                                   ------------    ------------
         Net rental property                                          2,394,353       2,432,060

Land held for future development or sale                                 45,195          47,984
Construction in progress                                                 19,324          48,300
Cash and cash equivalents                                                 5,041          24,704
Restricted deposits                                                       4,596          39,482
Accounts and notes receivable, net                                       28,551          70,693
Investments in unconsolidated entities                                  118,479         269,193
Accrued straight-line rents                                              66,781          54,960
Tenant leasing costs, net                                                53,894          54,522
Deferred financing costs, net                                             8,698          11,311
Prepaid expenses and other assets, net                                   30,688          19,632
                                                                   ------------    ------------
                                                                   $  2,775,600    $  3,072,841
                                                                   ============    ============

Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
     Mortgages and notes payable                                   $  1,405,382    $  1,211,158
     Accounts payable and accrued expenses                               76,692          96,147
     Rent received in advance and security deposits                      32,326          29,143
                                                                   ------------    ------------
                                                                      1,514,400       1,336,448

Minority interest                                                        83,393          89,687

Stockholders' equity:
     Preferred stock                                                         89              93
     Common stock                                                           520             650
     Additional paid in capital                                       1,356,912       1,755,985
     Cumulative dividends in excess of net income                      (179,714)       (110,022)
                                                                   ------------    ------------
                                                                      1,177,807       1,646,706
                                                                   ------------    ------------

Commitments and contingencies                                      $  2,775,600    $  3,072,841
                                                                   ============    ============

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
--------------------------------------------------------------------------------
(In thousands, except per share amounts)

                                                         Three Months Ended       Twelve Months Ended
                                                            December 31,             December 31,
                                                       ----------------------   ------------------------
                                                          2001        2000         2001         2000
                                                       ----------   ---------   -----------   ----------
                                                             (unaudited)
Revenues:
    Rental income (1):
       Minimum base rent                               $ 109,789    $ 106,583    $ 431,817    $ 448,068
       Recoveries from tenants                            20,467       14,616       63,906       64,344
       Parking and other tenant charges                    2,979        3,218       11,886       19,447
                                                       ---------    ---------    ---------    ---------
          Total rental revenue                           133,235      124,417      507,609      531,859
    Real estate service income                             4,515        8,252       31,037       26,172
                                                       ---------    ---------    ---------    ---------
          Total operating revenues                       137,750      132,669      538,646      558,031
                                                       ---------    ---------    ---------    ---------
Operating expenses:
    Property expenses:
       Operating expenses                                 32,856       30,121      123,488      124,027
       Real estate taxes                                  10,952       11,318       39,329       45,864
    Interest expense                                      20,460       21,571       82,547       98,348
    General and administrative                            12,273       11,384       49,457       42,888
    Depreciation and amortization                         32,362       29,376      127,084      128,542
                                                       ---------    ---------    ---------    ---------
          Total operating expenses                       108,903      103,770      421,905      439,669
                                                       ---------    ---------    ---------    ---------
          Real estate operating income                    28,847       28,899      116,741      118,362

Other (expense) income:
    Interest income                                          284        2,020        3,052        4,372
    Impairment of cost investment                        (42,249)          --      (42,249)          --
    Equity in earnings of unconsolidated entities          1,065        2,685        9,322        7,596
                                                       ---------    ---------    ---------    ---------
          Total other (expense) income                   (40,900)       4,705      (29,875)      11,968
                                                       ---------    ---------    ---------    ---------

          (Loss) income from continuing operations
          before income taxes, minority
          interest and gain on sale of assets
          and other provisions, net                      (12,053)      33,604       86,866      130,330

Income taxes                                                (391)        (786)      (1,338)      (3,393)
Minority interest                                         (2,147)      (6,994)      (9,431)     (16,149)
Gain on sale of assets and other provisions, net           1,882        8,448        2,964       36,371
                                                       ---------    ---------    ---------    ---------
          (Loss) income from continuing operations       (12,709)      34,272       79,061      147,159

Discontinued operations - Income from
    operations of discontinued Executive
    Suites subsidiary (less applicable income
    tax expense)                                              --           --           --          456
Discontinued operations - Gain on sale of
    discontinued operations (less applicable income
    tax expense of $21,131)                                   --           --           --       31,852
                                                       ---------    ---------    ---------    ---------
Net(loss) income                                       $ (12,709)   $  34,272    $  79,061    $ 179,467
                                                       =========    =========    =========    =========
    Basic net (loss) income per share:
       Net (loss) income from continuing operations    $   (0.38)   $    0.39    $    0.73    $    1.69
       Discontinued operations                                --           --           --         0.01
       Gain on discontinued operations                        --           --           --         0.48
                                                       ---------    ---------    ---------    ---------
       Net (loss) income                               $   (0.38)   $    0.39    $    0.73    $    2.18
                                                       =========    =========    =========    =========
    Diluted net (loss) income per share:
       Net (loss) income from continuing operations    $   (0.38)   $    0.38    $    0.71    $    1.65
       Discontinued operations                                --           --           --         0.01
       Gain on discontinued operations                        --           --           --         0.47
                                                       ---------    ---------    ---------    ---------
       Net (loss) income                               $   (0.38)   $    0.38    $    0.71    $    2.13
                                                       =========    =========    =========    =========

NOTE: (1) Rental income includes $4,496 and $3,844 of accrued straight line rents for the three months period ended December 31, 2001 and 2000, respectively, and $12,855 and $13,478 of accrued straight line rents for the twelve months periods ended December 31, 2001 and 2000, respectively.

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Cash Flow
--------------------------------------------------------------------------------
(In thousands)

                                                                                         Twelve Months Ended
                                                                                             December 31,
                                                                                        ----------------------
                                                                                          2001         2000
Cash flow from operating activities:
    Net income                                                                          $  79,061    $ 179,467
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                    127,084      128,542
         Minority interest                                                                  9,431       16,149
         Equity in earnings of unconsolidated entities                                     (9,322)      (7,596)
         Impairment loss on investment                                                     42,249           --
         Gain on sale of assets and other provisions                                       (2,964)     (36,371)
         Income and gain on sale of discontinued operations                                    --      (32,308)
         Provision for uncollectible accounts                                               5,498       (2,879)
         Stock based compensation                                                           2,630        2,890
         Other                                                                                330       (2,686)
    Change in assets and liabilities:
         Decrease (increase) in accounts receivable                                        19,737      (22,215)
         Increase in accrued straight-line rents                                          (13,009)      (9,187)
         Additions to tenant leasing costs                                                (13,418)     (17,050)
         Increase in prepaid expenses and other assets                                    (14,798)      (4,332)
         Decrease in accounts payable and accrued expenses                                (18,508)     (15,796)
         Increase in rent received in advance and security deposits                         3,713        2,426
                                                                                        ---------    ---------
            Total adjustments                                                             138,653         (413)
                                                                                        ---------    ---------
            Net cash provided by operating activities                                     217,714      179,054
                                                                                        ---------    ---------
Cash flows from investing activities:
     Acquisition and development of rental property                                       (49,829)     (90,475)
     Additions to land held for development or sale                                       (37,661)     (26,157)
     Additions to construction in progress                                                (32,443)     (97,025)
     Acquisitions and development of executive suites assets                                   --       (6,678)
     Payments on notes receivable                                                          16,542           --
     Issuance of notes receivable                                                            (582)      (5,518)
     Distributions from unconsolidated entities                                            91,167        7,392
     Investments in unconsolidated entities                                               (17,194)     (29,942)
     Acquisition of minority interest                                                      (5,033)      (8,438)
     Decrease (increase) in restricted cash and cash equivalents                           34,886      (27,007)
     Proceeds from the sale of discontinued operations                                         --      377,310
     Proceeds from sales of properties                                                    101,351      474,015
                                                                                        ---------    ---------
            Net cash provided by investing activities                                     101,204      567,477
                                                                                        ---------    ---------
Cash flows from financing activities:
     Repurchase of common stock                                                          (428,275)     (90,223)
     Exercises of stock options                                                            28,477       29,730
     Net borrowings (repayments) on unsecured credit facility                             281,000     (307,500)
     Payment of senior unsecured notes                                                         --     (150,000)
     Net repayments of mortgages payable                                                  (86,770)     (88,811)
     Proceeds from mortgages                                                               26,628           --
     Dividends and distributions to minority interests                                   (159,641)    (169,320)
     Contributions from minority interests                                                     --        2,411
                                                                                        ---------    ---------
            Net cash used by financing activities                                        (338,581)    (773,713)
                                                                                        ---------    ---------

            Decrease in unrestricted cash and cash equivalents                            (19,663)     (27,182)
Unrestricted cash and cash equivalents, beginning of the period                            24,704       51,886
                                                                                        ---------    ---------
Unrestricted cash and cash equivalents, end of the period                               $   5,041    $  24,704
                                                                                        =========    =========

Supplemental disclosure of cash flow information:
  Cash paid for interest (net of capitalized interest of $6,221 and $12,367
   for the twelve months ended December 31, 2001 and 2000, respectively)                $  74,996    $  99,628
                                                                                        =========    =========

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                              Funds From Operations
--------------------------------------------------------------------------------

     The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations ("FFO") as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. NAREIT's definition for FFO excludes discontinued operations, however, the Company has elected to calculate FFO from discontinued operations, the Company's executive suites business which was sold in 2000. FFO for discontinued operations includes executive suites earnings before depreciation, amortization and deferred taxes ("EBDADT").

(Unaudited and in thousands, except per share amounts)                      Three Months Ended        Twelve Months Ended
                                                                               December 31,              December 31,
                                                                           ---------------------   -----------------------
                                                                              2001        2000        2001         2000
                                                                           ----------  ---------   -----------  ----------
Net income from continuing operations before minority interest:             $(10,562)   $ 41,266    $  88,492    $ 163,308

Adjustments to derive funds from continuing operations:
   Add:   Depreciation and amortization - REIT properties                     30,633      28,033      121,346      123,036
          Depreciation and amortization - Equity properties                    2,592       3,267       10,563        5,825
  Deduct:
          Minority interests' (non Unitholders) share of
           depreciation, amortization and net income                             (41)       (362)        (755)      (1,084)
          Gain on sale of assets and other provisions, net                    (1,882)     (8,448)      (2,964)     (36,371)
                                                                            --------    --------    ---------    ---------
FFO from continuing operations before allocations to minority Unitholders     20,740      63,756      216,682      254,714

Less: FFO allocable to the minority Unitholders                               (3,961)     (4,112)     (16,901)     (16,342)
                                                                            --------    --------    ---------    ---------
CarrAmerica Realty Corporation's FFO from continuing operations               16,779      59,644      199,781      238,372
Less: Preferred stock dividends                                               (8,669)     (8,842)     (34,719)     (35,206)
                                                                            --------    --------    ---------    ---------
CarrAmerica Realty Corporation's FFO from continuing operations
   attributable to common shares                                               8,110      50,802      165,062      203,166

Discontinued operations                                                           --          --           --       13,368
Gain on sale of discontinued operations                                           --          --           --       31,852
                                                                            --------    --------    ---------    ---------
CarrAmerica Realty Corporation's FFO attributable to common shares          $  8,110    $ 50,802    $ 165,062    $ 248,386
                                                                            ========    ========    =========    =========

Weighted average common shares outstanding:
   Basic                                                                      56,884      65,152       61,010       66,221
   Diluted                                                                    58,165      73,432       62,698       74,425


Basic funds from operations per common share:                               $   0.14    $   0.78    $    2.71    $    3.75
                                                                            ========    ========    =========    =========

Adjusted funds from operations per common share:                            $   0.14    $   0.75    $    2.64    $    3.57
                                                                            ========    ========    =========    =========

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                          Funds From Operations (con't)
--------------------------------------------------------------------------------


                                                                 2001        2001
                                                              Funds From  Funds From
                                                              Operations  Operations
                                                              Including   Excluding
                                                              HQ Global   HQ Global
                                                              Impairment  Impairment
(in thousands, except per share amounts)                         Loss        Loss
                                                              ----------  ----------
Funds from operations                                          $165,062   $207,311
Series A preferred dividends                                        529        529
Minority interest from convertible partnership units                 --     16,901
                                                               --------   --------
Adjusted funds from operations                                 $165,591   $224,741
                                                               ========   ========

Weighted average common shares outstanding                       61,010     61,010
Weighted average conversion of Series A Preferred Stock             256        256
Weighted average conversion of operating partnership units           --      6,040
Incremental options                                               1,432      1,432
                                                               --------   --------
Adjusted weighted average common shares                          62,698     68,738
                                                               ========   ========

Adjusted funds from operations attributable to common shares   $   2.64   $   3.27
                                                               ========   ========

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